UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Texas Regional Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Texas Regional Bancshares, Inc.

Glen E. Roney Chairman of the Board, President & Chief Executive Officer	3900 North Tenth Street, 11th Floor McAllen, Texas 78501

March 20, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Texas Regional Bancshares, Inc. to be held at the McAllen Country Club, 615 Wichita, McAllen, Texas on Monday, April 24, 2006 at 4:30 p.m. Central time.

The notice of the meeting and proxy statement on the following pages detail the formal business scheduled for discussion.

At the annual meeting, you will be asked to elect the members of the Board of Directors of the Company, to approve the 2006 Incentive Plan and to ratify the selection of KPMG LLP as the Company’s independent auditors for 2006. These proposals are important, and we urge you to vote in favor of them.

Regardless of the number of shares of Common Stock you own, it is important that your shares are represented and voted at the annual meeting. Votes may be cast by telephone, by Internet or by mail. Instructions for voting by telephone or by the Internet are set forth in the attached Proxy Statement and on the enclosed proxy card. You may vote your shares by mail by signing, dating and mailing the enclosed proxy in the enclosed envelope. Please vote today to ensure your vote is counted.

The directors, officers and employees join me in expressing our appreciation for your continued support.

Yours very truly,

Glen E. Roney
Chairman of the Board, President &
Chief Executive Officer

Texas Regional Bancshares, Inc.

3900 North Tenth Street, 11th Floor

McALLEN, TEXAS 78501

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 24, 2006

The Annual Meeting of Shareholders of Texas Regional Bancshares, Inc. (the Company) will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas on April 24, 2006 at 4:30 p.m. Central time, for the following purposes:

1.                To elect the members of the Board of Directors of the Company.

2.                To consider and vote on approval of the 2006 Incentive Plan.

3.                To ratify the selection of KPMG LLP to serve as the Company’s independent auditors for the year ending December 31, 2006.

4.                To transact such other business as may properly be brought before the meeting and any postponements or adjournments thereof.

Shareholders of record of the Company’s Class A Voting Common Stock at the close of business on March 1, 2006 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.  Even if you plan to attend the annual meeting in person, please read the enclosed proxy materials and cast your vote on the matters that will be presented at the meeting. You have the option of voting your shares by Internet, by telephone or by mailing the enclosed proxy card. Voting instructions are described on page 1 of the proxy statement.

The Company’s annual report to shareholders, including financial statements, financial data and a summary of operations for the year ended December 31, 2005 accompanies this notice.

By Order of the Board of Directors,

CAROLYN JOYNER
Senior Vice President, Secretary & Treasurer

McAllen, Texas
March 20, 2006

YOU ARE URGED TO SUBMIT YOUR PROXY VIA THE TELEPHONE OR
INTERNET, OR TO SIGN, DATE AND RETURN YOUR PROXY IN THE
ENCLOSED ENVELOPE, AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN
BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Texas Regional Bancshares, Inc.

3900 North Tenth Street, 11th Floor
McALLEN, TEXAS 78501

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Texas Regional Bancshares, Inc. (Texas Regional or the Company) for use at the Annual Meeting of Shareholders to be held at the McAllen Country Club, 615 Wichita, McAllen, Texas on April 24, 2006 at 4:30 p.m. Central time (the Annual Meeting). The enclosed Notice of Annual Meeting describes the purposes for which the meeting has been called. The proxies will be used at that meeting and at any and all postponements or adjournments thereof.

The Company’s principal executive offices are located at 3900 North Tenth Street, 11th floor, McAllen, Texas 78501 and its telephone number is (956) 631-5400.

The proxy solicitation materials and the Company’s 2005 Annual Report were mailed on or about March 20, 2006 to all shareholders entitled to vote at the meeting. This proxy statement and the form of proxy were first sent or given to security holders as of that date.

VOTING

Record Date; Voting Rights.   Holders of record of the Company’s Class A Voting Common Stock (Common Stock) outstanding at the close of business on March 1, 2006 (the Record Date) will be entitled to cast one vote for each share held on all matters acted upon at the Annual Meeting. As of the Record Date, there were 49,758,244 shares of Common Stock issued and outstanding.

Voting Instructions.   Please sign, date and return your proxy card or submit your proxy via the telephone or Internet as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. If you plan to vote by telephone or Internet, you should have your control number, account number and proxy access number, which are printed on your proxy card, available when you call or access the web page.

•       To vote by telephone, please call toll-free 1-800-652-8683 on a touch-tone telephone and follow the instructions.

•       To vote by Internet, please access the web page “www.computershare.com/expressvote” and follow the on-screen instructions.

Similar instructions are included on the enclosed proxy card.

Revocation of Proxies.   Any proxy given pursuant to this solicitation can be revoked at any time before it is exercised at the Annual Meeting. A proxy may be revoked by delivery of a written notice of revocation to the Company Secretary and then voting again in writing or via the telephone or Internet, or by giving notice of revocation to the Secretary at the Annual Meeting and voting in person at the meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

Quorum.   At the meeting, a majority of the shares of Common Stock represented at the meeting in person or by proxy may decide any question coming before the meeting, including election of directors and all other proposals for which proxies are solicited as described in this Proxy Statement. A majority of the shares outstanding on the record date (24,879,123 shares), present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business.

Abstentions; Broker Non-Votes.   A shareholder entitled to vote for the election of directors can vote for all of the director nominees or can withhold authority to vote for all or any one or more of the director nominees. Abstentions are included in the determination of the number of shares present and voting, but are not counted for purposes of determining whether a proposal has been approved. Broker “non-votes” are not included in the determination of the number of shares present and are not counted for purposes of determining whether a proposal has been approved. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Solicitation of Proxies.   The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding soliciting materials to beneficial owners of stock held of record by such persons. Directors, officers or employees of the Company may solicit proxies in person, by mail, telephone, facsimile or other electronic means without additional compensation other than their regular compensation.

ITEM 1—ELECTION OF DIRECTORS

Thirteen directors, constituting the entire Board of Directors, will be elected by the shareholders at the Annual Meeting, each to hold office until the next annual meeting and until a successor has been duly elected and qualified. The thirteen nominees named below have been selected by the Company’s Corporate Governance and Nominating Committee and have consented to be named and to serve if elected. The proxy holders named in the proxies being solicited will vote for the election of the thirteen nominees named below, unless a shareholder withholds authorization to do so. The Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve. However, if any nominee is unable to serve or for good cause will not serve, the proxy holders may vote for the election of a substitute nominee in the exercise of their own judgment.

The name and age of each nominee and the year in which each individual became a Director of the Company are set forth below:

Name	Principal Occupation(1)	Age	Director Since
Morris Atlas	Senior and Founding Partner, Atlas & Hall L.L.P.	79	1994
Robert F. Boggus	President, Boggus Motor Company, L.P. and Boggus Motor Sales, L.P.	51	2005
Robert R. Farris	President, Valley Transit Company, Inc.	49	2005
Hill A. Feinberg	Chairman of the Board and Chief Executive Officer, First Southwest Holdings, Inc., and its Subsidiaries	59	2005
C. Kenneth Landrum, M.D.	Gynecologist (Retired)	76	1994
David L. Lane .	Chief Financial Officer and Executive Vice President, Wolff Companies	63	2002
Jack H. Mayfield, Jr.	Chairman of the Board and Vice President, Goldston Oil Corporation	68	2002
Joe Penland, Sr.	President, Quality Mat Company	55	2004
Joseph E. Reid	Oil and Gas Consultant(2)	77	2004
Glen E. Roney	Chairman of the Board, President and Chief Executive Officer, Texas Regional Bancshares, Inc. and Chairman of the Board, Chief Executive Officer and Trust Officer, Texas State Bank(3)	75	1985
Tudor G. Uhlhorn	President, Rio Grande Equipment Company, Inc.	46	2005
Walter Umphrey	Managing Partner, Provost &Umphrey Law Firm, L.L.P.	69	2004
Mario Max Yzaguirre	President, Hunt-Mexico, Inc. and Hunt Resources Investment Group(4)	45	2000

(1)                 Each of the foregoing persons has been engaged in the principal occupation indicated for the past five years, unless otherwise indicated.

(2)                 Mr. Reid serves as a Director of two other public companies: Western Gas Resources, Inc. (for which he serves as Chair of that company’s Audit Committee) and Grant Prideco, Inc.

(3)                 Subsidiary of the Company.

(4)                 Mr. Yzaguirre has been President of Hunt Resources Investment Group since June 2003 and Hunt-Mexico, Inc. since March 2003. Hunt Resources Investment Group was formerly known as Hunt-Resources, Inc. Previously, he was the Vice President of Mexico Business Development for Hunt Consolidated, Inc. from April 2002 to March 2003. He was Chairman of the Texas Public Utility Commission from June 2001 to January 2002, and President of Enron de Mexico from February 1997 to June 2001. Subsequent to Mr. Yzaguirre’s departure, Enron Corp. and various affiliates of Enron Corp. (including one or more for which Mr. Yzaguirre served as an officer) filed petitions under the Federal bankruptcy law. The Company does not believe that the Enron-related bankruptcy filings are material to an evaluation of the ability or integrity of Mr. Yzaguirre or his qualifications to serve as a Director of the Company.

All persons named above are directors of the Company at the present time. The only family relationships between directors, executive officers of the Company or persons nominated or chosen by the Company to become a Director or executive officer are as follows:

Douglas G. Bready, Regional President of the McAllen region of Texas State Bank, is the son-in-law of Glen E. Roney, the Chairman of the Board and Chief Executive Officer of the Company and Texas State Bank.

Robert F. Boggus, a Director, is the son of Frank N. Boggus, who retired as a Director on April 25, 2005. Robert R. Farris, a Director, is the son of Robert G. Farris, who retired as a Director on April 25, 2005. Tudor G. Uhlhorn, a Director, is the son of Julie G. Uhlhorn, who retired as a Director on April 25, 2005.

Meetings of the Board

The Board of Directors of the Company held fourteen meetings during 2005. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served, except for Robert F. Boggus who attended 73% of the total number of board meetings and committee meetings, for committees which he serves, held since Mr. Boggus joined the Board in April 2005.

Attendance at Annual Meetings

The Company’s policy is that all directors will attend annual meetings in the absence of illness or other unavoidable circumstance, and directors are strongly encouraged to attend. All thirteen directors attended the last annual meeting of shareholders held on April 25, 2005.

Compensation of Directors

During 2005, directors and advisory directors of the Company received $1,500 per month for Texas Regional Board of Directors meetings and were reimbursed for out-of-pocket expenses incurred in attending meetings.

Each voting director of the Company’s subsidiary, Texas State Bank, which includes each director of the Company, received $1,000 per month for Texas State Bank Board of Directors meetings. Mr. Roney also receives compensation from the Company as an executive officer of the Company and Texas State Bank, as indicated below.

Executive Sessions of the Board

Non-employee directors met one time during 2005 in executive session without members of management present.

Committees of the Board

The Company has an Audit Committee, a Stock Option and Compensation Committee and a Corporate Governance and Nominating Committee. Each committee consists solely of independent directors, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Each member of the Stock Option and Compensation Committee also meets the definition of outside director as that term is defined for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, three of the Company’s directors serve as Trustees of the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with section 401(k) provisions) (the KSOP Plan).

The members of the Company’s Audit Committee, Stock Option and Compensation Committee and Corporate Governance and Nominating Committee for 2005 and meeting information follows:

Name	Audit		Stock Option and Compensation		Corporate Governance and Nominating
Robert F. Boggus(1)					X
Robert R. Farris(1)	X
C. Kenneth Landrum, M.D	X	*	X		X	*
Jack H. Mayfield, Jr.			X		X
Joe Penland, Sr.(2)	X	(2)	X	(2)	X	(2)
Joseph E. Reid	X
Tudor G. Uhlhorn(1)			X
Mario Max Yzaguirre	X		X	*	X
Total Number of Committee Meetings in 2005	8		8		3

(1)                 Committee member beginning in April 25, 2005.

(2)                 Mr. Penland resigned from each of the committees on June 14, 2005 citing travel and other business commitments.

*                     Denotes Committee Chair

In addition to the foregoing, Frank N. Boggus and Julie G. Uhlhorn served on all three committees until each of them retired from the Board in April 2005, and Robert G. Farris served on both the Stock Option and Compensation Committee and the Corporate Governance and Nominating Committee until his retirement from the Board, also in April 2005.

Audit Committee.

The Audit Committee reviews the Company’s financial reporting process and the integrity of its financial statements, the Company’s system of internal controls, the internal and external audit process and the process for monitoring compliance with laws and regulations. The Audit Committee of the Company serves in a dual capacity as the Audit Committee of the Company and Texas State Bank. Common recurring activities of the Audit Committee in carrying out its oversight function include:

•       reviewing the adequacy and effectiveness of the Company’s financial and accounting controls with the Company’s internal auditors;

•       evaluating the qualifications, independence and performance of the Company’s independent auditor;

•       making recommendations to the Board of Directors regarding the selection of the Company’s independent auditor;

•       the pre-approval of audit and permissible non-audit engagements to be undertaken by the Company’s independent auditor;

•       reviewing the scope of the annual internal and external audits;

•       reviewing and discussing with management and the Company’s independent auditor the unaudited quarterly and audited annual financial statements, including disclosures made in Management’s Discussion and Analysis;

•       reviewing transactions with insiders and affiliated parties and their respective affiliates;

•       reviewing and discussing earnings press releases prior to issuance of each release;

•       advising the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics; and

•       other matters as described in the Audit Committee Report included in this proxy statement.

The Board of Directors has adopted a written charter for the Audit Committee which is posted on the Company website at www.TRBSinc.com. Each of the members of the Audit Committee is independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934). The Board of Directors has determined that Joseph E. Reid qualifies as an “audit committee financial expert” as the term is defined in rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002.

The formal report of the Audit Committee for the year ended December 31, 2005 begins on page 21.

Stock Option and Compensation Committee.

The Stock Option and Compensation Committee’s primary responsibilities include:

•       making recommendations to the Board concerning the salary of the Chief Executive Officer;

•       determining executive officers to receive awards, determining the amounts of the awards and determining performance targets to be met under the Company’s incentive compensation plans;

•       determining whether specific performance targets have been met and authorizing payment with respect to the Company’s incentive compensation plans; and

•       making recommendations to the Board with respect to stock options to be awarded.

The formal report of the Stock Option and Compensation Committee for the year ended December 31, 2005 begins on page 16.

Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee’s responsibilities are as follows:

•       developing and recommending criteria for evaluating and selecting candidates for election or re-election to the Board, and assisting the Board in identifying and attracting qualified director candidates;

•       selecting and making recommendations to the Board on the director nominees for the next annual meeting of shareholders, and recommending individuals to fill vacancies when they occur;

•       recommending composition of Board committees;

•       reviewing, at least annually, the adequacy of the Company’s corporate governance principles and practices, and recommending any proposed changes to the Board for approval;

•       reviewing and monitoring any issues regarding the independence of directors or involving potential conflicts of interest, evaluating any change to the status of individual directors and making recommendations regarding the propriety of continued service; and

•       developing and implementing an annual procedure for evaluating the Board’s performance.

The Board of Directors has adopted a Corporate Governance and Nominating Committee charter which is available in its entirety on the Company’s website at www.TRBSinc.com.

The Corporate Governance and Nominating Committee will consider nominees recommended by shareholders if such recommendations are made in writing to the Corporate Governance and Nominating Committee and the recommendations are made in accordance with the procedures described in this proxy statement under “Shareholder Proposals for the 2007 Annual Meeting.”  Provided that the shareholder complies with these procedures, the shareholder’s nominees will receive the same consideration that nominees otherwise developed by the Corporate Governance and Nominating Committee receive.

The committee will consider candidates that possess a strong record of community leadership in the Company’s markets, a strong record of achievement in both business and civic endeavors, strong ethics, leadership qualities, including the ability to analyze and interpret both banking and other activities of an entrepreneurial nature, the ability to attract new Company relationships, and such other criteria as the Committee shall determine to be relevant at the time. The Corporate Governance and Nominating Committee recommended all director nominees for the 2006 Annual Meeting of Shareholders.

The Company has not paid any third party a fee to assist in identifying and evaluating nominees, but the Company does not preclude the potential for utilizing such services and paying such fees if the Corporate Governance and Nominating Committee concludes that these services are needed in the future.

Communications with Directors

The Company’s policy is that any and all “security holder communications” received from shareholders of the Company which are directed to one or more members of the Board of Directors of the Company, shall be forwarded to the director or directors to whom such communications are directed. Shareholders desiring to communicate with directors should send their communications either directed to the entire Board, directed to members of a specific committee, or otherwise addressed to a specific director or directors of the Company, to the following address:

[Identify group or name of director or directors]
Texas Regional Bancshares, Inc.
c/o Carolyn Joyner, Senior Vice President
3900 North 10th Street, 11th Floor
McAllen, Texas 78501

Each communication is requested to be in writing. The Company shall, to the extent practical under the circumstances, maintain copies of shareholder communications addressed to directors pursuant to the shareholder communications policy, unless the communication is received in such manner as to prevent duplication.

Code of Ethics.

The Company has adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees. The full text of the Code of Ethics may be found on the Company’s website at www.TRBSinc.com.

KSOP Trustees.

The Trustees of the KSOP Plan hold and invest the KSOP Plan assets. The Trustees held three meetings during 2005. The present Trustees of the KSOP Plan are Messrs. Atlas, Roney and Robert F. Boggus. Frank N. Boggus served as a trustee until his retirement as a Director of the Company in April 2005 and Robert F. Boggus commenced service as a trustee of the KSOP Plan as of that date.

EXECUTIVE OFFICERS

The Company’s executive officers are elected annually by the Board of Directors, each to serve a one-year term or until his or her successor is elected and qualified. The name, age, year each first became an executive officer and current position held by each executive officer are as follows:

Name	Age	Officer Since	Current Position
Glen E. Roney	75	1985	Chairman of the Board, President & Chief Executive Officer
Paul S. Moxley(1)	61	1999	Senior Executive Vice President
John A. Martin(2)	58	2005	Executive Vice President & Chief Financial Officer
Carolyn S. Joyner(3)	56	2003	Senior Vice President, Secretary & Treasurer

(1)                 Mr. Moxley has served as President and Secretary of the Board for the Company’s subsidiary, Texas State Bank, since 1986.

(2)                 Mr. Martin has served as Executive Vice President and Chief Financial Officer of the Company’s subsidiary, Texas State Bank, since joining the Company on March 31, 2005. Prior to this date, Mr. Martin served as a managing member in Smith, Fankhauser, Voigt & Watson, PLLC from October 1984 to March 2005. Smith, Fankhauser, Voigt & Watson, PLLC is a public accounting firm which provides tax, acquisition services and general financial consulting services (but no attestation  services) to the Company. During Mr. Martin’s employment with Smith, Fankhauser, Voigt & Watson, PLLC, he provided these services as well as other accounting and regulatory consulting services to the Company, other financial services organizations and other clients of the firm.

(3)                 Ms. Joyner has served as Senior Vice President of the Company’s subsidiary, Texas State Bank, since April 2004. Prior to that date, Ms. Joyner served as First Vice President of Texas State Bank from April 2001 to April 2004 and as Vice President of Texas State Bank from May 1998 to April 2001.

The Company’s subsidiary, Texas State Bank, has the following senior executive officers. The name, age, year each first became an executive officer and current position held at Texas State Bank are as follows:

Name	Age	Officer Since	Current Position
Glen E. Roney	75	1985	Chairman of the Board, Chief Executive Officer & Trust Officer
Paul S. Moxley	61	1986	President & Secretary of the Board
Douglas G. Bready	50	1985	President—McAllen region
Stanley V. Grisham(1)	60	2002	President—Houston region
Robert C. Norman	42	1992	President—Mission region
J. Pat Parsons(2)	57	2004	President—East Texas region
John A. Martin(3)	58	2005	Executive Vice President & Chief Financial Officer
Craig J. Bevil(4)	58	2005	President—Dallas region

(1)                 Prior to joining the Company, Mr. Grisham was employed with Compass Bank from September 2000 to September 2002 and served as Executive Vice President and Manager in commercial banking for the Houston Region.

(2)                 Prior to joining the Company, as a result of the Southeast Texas Bancshares, Inc. acquisition in March 2004, Mr. Parsons served as Executive Vice President of Southeast Texas Bancshares, Inc., and President and Chief Operating Officer of its subsidiary, Community Bank & Trust, SSB.

(3)                 See footnote (2) to the table of Executive Officers of Texas Regional Bancshares, Inc. for disclosures relative to Mr. Martin’s business experience.

(4)                 Prior to joining the Company on September 26, 2005, Mr. Bevil was employed with Compass Bank for more than the past five years and served as Senior Vice President in commercial banking for the Dallas Region.

Employment Contracts

The Company entered into an employment contract with J. Pat Parsons dated October 13, 2004, which provides for an annual salary of $215,000 during the first year of the agreement. Mr. Parsons was an executive officer with Southeast Texas Bancshares, Inc., and its subsidiary Community Bank & Trust, which were acquired by the Company earlier in 2004. During each year following 2004, Mr. Parsons’ salary will be equivalent to the annual salary paid in the immediate preceding year plus an incremental annual increase awarded at the sole discretion of the Company’s Chief Executive Officer, Board of Directors and Stock Option and Compensation Committee. Mr. Parsons is also eligible to participate in various bonus and incentive compensation programs offered by the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation information for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during 2005, 2004 and 2003.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Number of Securities Underlying Options(2) (#)	All Other Compensation(3) ($)
Glen E. Roney	2005	$975,000	$—	$35,126	60,000	$58,969
Chairman of the Board,	2004	975,000	1,500,000	34,826	89,999	5,585
President & Chief Executive	2003	908,333	—	31,926	11,625	7,036
Officer of the Company and Chairman of the Board, Chief Executive Officer & Trust Officer of the Bank
Paul S. Moxley	2005	317,500	—	36,000	20,000	4,302
Senior Executive Vice	2004	281,667	60,000	35,753	18,000	5,585
President of the Company	2003	256,667	40,000	32,800	8,625	7,036
and President & Secretary of the Board of Directors of the Bank
Douglas G. Bready	2005	256,000	—	16,800	10,000	4,302
President of the Bank’s	2004	231,333	35,000	16,500	12,000	5,585
McAllen Region	2003	212,667	25,000	15,600	4,500	7,036
J. Pat Parsons(4)	2005	231,667	—	6,000	8,000	29,284
President of the Bank’s	2004	170,997	30,000	4,040	12,000	21,471
East Texas Region	2003	—	—	—	—	—
Robert C. Norman	2005	212,292	—	4,925	10,000	4,302
President of the Bank’s	2004	190,000	35,000	5,198	10,500	5,585
Mission Region	2003	175,000	20,000	5,059	3,750	7,036

(1)                 Includes personal use of company vehicle, automobile allowances, director fees and credit life insurance commissions.

(2)                 Restated to retroactively give effect to the 10 percent stock dividend declared by the Company during first quarter 2003 and distributed during second quarter 2003 and the three-for-two stock split effected as a 50% stock dividend declared and distributed by the Company during third quarter 2004.

(3)      Includes the Company’s optional and matching contribution for each listed executive officer under the KSOP Plan. KSOP Plan contributions are based upon the lesser of the amounts set forth in the table above or the maximum allowable under the KSOP Plan. In addition, with regard to Mr. Roney, the amount indicated includes $54,667 accrued during 2005, $0 accrued during 2004 and $0 accrued during 2003 pursuant to the Deferred Compensation Plan adopted by the Company for the benefit of Mr. Roney, described in the Report of the Stock Option and Compensation Committee. With regard to Mr. Parsons, the amount indicated includes $24,982 accrued during 2005 and $15,947 accrued during 2004 pursuant to the Executive Deferred Compensation Plan acquired by the Company with the Southeast Texas Bancshares, Inc. acquisition in March 2004.

(4)                 Mr. Parsons joined the Company in March 2004 with the acquisition of Southeast Texas Bancshares, Inc.

Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted during 2005 to the executive officers named above in the Summary Compensation Table.

	Option Grants in Last Fiscal Year
	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Granted(1) (#)	Fiscal Year	($/Share)	Date	5% ($)	10% ($)
Glen E. Roney	60,000	9.55%	$27.46	4/15/2015	$1,032,600	$2,614,200
Paul S. Moxley	20,000	3.18	27.46	4/15/2015	344,200	871,400
Douglas G. Bready	10,000	1.59	27.46	4/15/2015	172,100	435,700
J. Pat Parsons	8,000	1.27	27.46	4/15/2015	137,680	348,560
Robert C. Norman	10,000	1.59	27.46	4/15/2015	172,100	435,700

(1)                 The options to purchase one-fifth of the shares listed for Messrs. Roney, Moxley and Parsons are exercisable commencing on August 1, 2005 and an additional one-fifth of the options are exercisable beginning August lst of each year thereafter. The options to purchase the shares listed for Mr. Bready are exercisable as follows:  1,000 shares on August 1, 2005, 2,351 shares on August 1, 2006, 2,649 shares on August 1, 2007 and 2,000 shares each year on August 1, 2008 and 2009. The options to purchase the shares listed for Mr. Norman are exercisable as follows:  1,588 shares on August 1, 2005, 2,412 shares on August 1, 2006 and 2,000 shares each year on August 1, 2007, 2008, and 2009.

(2)                 As required by the rules of the Securities and Exchange Commission, potential values are stated based on the prescribed assumption that the Common Stock will appreciate in value from the date of grant to the end of the option term at the indicated rates (compounded annually) and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company’s Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table summarizes information with respect to stock options exercised during 2005 by the executive officers named in the Summary Compensation Table and the value of stock options held by these officers at the end of 2005.

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End(2) ($)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Glen E. Roney	—	$—	148,585	126,889	$1,116,245	$297,852
Paul S. Moxley	—	—	50,546	32,709	496,594	42,165
Douglas G. Bready	9,540	124,891	16,150	17,775	90,660	20,028
J. Pat Parsons	—	—	6,400	13,600	5,920	12,240
Robert C. Norman	—	—	33,549	15,649	325,411	17,382

(1)                 Calculated by subtracting the exercise price from the fair market value of the underlying Common Stock at the time of exercise.

(2)                 Calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $28.30, the closing price per share for the Common Stock as reported on the NASDAQ National Market system for the last trading day of the year, December 30, 2005.

Equity Compensation Plan Information

The following table sets forth certain information concerning the stock options awarded under the various stock option plans and the number of options still available for issuance under the various stock option plans:

Plan Category	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders	1,742,184	$24.91	159,217
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,742,184	$24.91	159,217

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND OTHERS

The Board of Directors set the close of business on March 1, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the 2006 annual meeting (the Record Date). On the Record Date, there were 49,758,244 shares of the Company’s Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting. Neither the Company’s Articles of Incorporation, as amended, nor its Amended and Restated Bylaws provide for cumulative voting rights. A nominee for a director position must receive the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting to be elected.

The following table sets forth certain information regarding the ownership of the Company’s voting securities as of the Record Date, except as otherwise noted, by each shareholder who is known by the Company to own beneficially more than 5% of the Company’s outstanding voting securities, as disclosed in certain reports regarding such ownership filed with the Securities and Exchange Commission in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended. The table also includes information regarding ownership by each Director, each person nominated to serve as a Director, each executive officer named in the Summary Compensation Table and all executive officers and Directors as a group.

The number of shares of Common Stock beneficially owned by each person as indicated in the table is determined under rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the indicated shareholders have sole voting and investment power over the number of shares shown.

	Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Morris Atlas	294,809	(1)	0.59%
Robert F. Boggus	497,574	(2)	1.00
Douglas G. Bready	92,956	(3)	0.19
Robert R. Farris	77,723	(4)	0.16
Hill A. Feinberg	89,418	(5)	0.18
C. Kenneth Landrum, M.D.	353,630	(6)	0.71
David L. Lane	63,401	(7)	0.13
Jack H. Mayfield, Jr.	554,789	(8)	1.11
Paul S. Moxley	785,267	(9)	1.58
Robert C. Norman	54,302	(10)	0.11
J. Pat Parsons	36,724	(11)	0.07
Joe Penland, Sr.	950,977	(12)	1.91
Joseph E. Reid	81,345	(13)	0.16
Glen E. Roney 3900 North Tenth Street, 11th Floor McAllen, Texas 78501	4,122,341	(14)	8.26
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	2,850,087	(15)	5.70
Tudor G. Uhlhorn	358,031	(16)	0.72
Walter Umphrey	1,290,521	(17)	2.59
Mario Max Yzaguirre	25,379	(18)	0.05
All executive officers and directors as a group (22 persons)	8,525,042	(19)	16.99

(1)                 The total includes 8,167 shares held by Mr. Atlas’ wife, 160 unallocated KSOP shares of which Mr. Atlas, Mr. Boggus and Mr. Roney serve as trustees and 10,000 shares Mr. Atlas has the right to acquire within 60 days through the exercise of options.

(2)                 The total includes 4,147 shares owned by Mr. Boggus’ wife, 511 shares held by an independent trustee for Mr. Boggus’ wife’s IRA, 5,667 shares held by an independent trustee for Mr. Boggus’ IRA, 56,400 shares held in trusts at Texas State Bank with respect to which Mr. Boggus acts as trustee, 397,869 shares held by a limited partnership in which Mr. Boggus has an interest, 160 unallocated KSOP shares of which Mr. Atlas, Mr. Boggus and Mr. Roney serve as trustees and 10,000 shares Mr. Boggus has the right to acquire within 60 days through the exercise of options.

(3)                 The total includes 13,883 shares held by Mr. Bready’s wife, 2,253 shares held by an independent trustee for Mr. Bready’s IRA, 494 shares held in his sons’ names, 52,221 shares allocated to Mr. Bready’s account as a participant in the KSOP Plan and 16,150 shares Mr. Bready has the right to acquire within 60 days through the exercise of options. Not included in the total are 17,775 shares, which represent options granted during 2003, 2004 and 2005, which are not exercisable within 60 days by Mr. Bready.

(4)                 The total includes 10,000 shares Mr. Farris has the right to acquire within 60 days through the exercise of options and 26,223 shares owned by two foundations where Mr. Farris acts as a director. Mr. Farris disclaims beneficial ownership of the shares held in the foundations.

(5)                 The total includes 10,000 shares Mr. Feinberg has the right to acquire within 60 days through the exercise of options and 54,418 shares held in various accounts in which Mr. Feinberg has limited trading authorization. Mr. Feinberg disclaims beneficial ownership of the shares held in these accounts.

(6)                 The total includes 71,867 shares held by family trusts for the benefit of Dr. Landrum, 27,637 shares held by a trust for Dr. Landrum’s IRA, 8,983 shares held in a charitable trust where Dr. Landrum acts as trustee, 10,000 shares Dr. Landrum has the right to acquire within the next 60 days through the exercise of options, 218,469 shares held by Dr. Landrum’s wife and 9,001 shares held in a trust where Dr. Landrum serves as chairman of the trustees. Dr. Landrum disclaims beneficial ownership of his wife’s shares and the shares held in the trusts where he serves as a trustee.

(7)                 The total includes 1,747 shares held in an escrow account and 10,000 shares Mr. Lane has the right to acquire within the next 60 days through the exercise of options.

(8)                 The total includes 133,020 shares held in charitable trusts where Mr. Mayfield acts as trustee of which 3,881 shares are held in an escrow account, 69,564 shares owned by a limited partnership controlled by Mr. Mayfield of which 2,030 shares are held in an escrow account, 7,554 shares held in an escrow account for a limited partnership in which Mr. Mayfield has an interest, 120,515 shares held by an independent trustee for Mr. Mayfield’s IRA of which 3,517 shares are held in an escrow account, 214,137 shares held in a trust for the benefit of Mr. Mayfield’s wife of which 3,804 shares are held in an escrow account and 10,000 shares which Mr. Mayfield has the right to acquire within 60 days through the exercise of options.

(9)                 The total includes 1,654 shares held by Mr. Moxley’s wife, 80,475 shares allocated to Mr. Moxley’s account as a participant in the KSOP Plan, 609,418 shares held in trusts at Texas State Bank for which Mr. Moxley, Mr. Roney and Mr. Penland serve as trustees along with other individuals who are not directors of the Company, but in which Mr. Moxley has no interest as a beneficiary and 50,546 shares Mr. Moxley has the right to acquire within 60 days through the exercise of options. Not included in the total are 32,709 shares, which represent options granted during 2003, 2004 and 2005, which are not exercisable within 60 days by Mr. Moxley.

(10)             The total includes 20,089 shares allocated to Mr. Norman’s account as a participant in the KSOP Plan and 33,549 shares Mr. Norman has the right to acquire within 60 days through the exercise of options. Not included in the total are 15,649 shares, which represent options granted during 2003, 2004 and 2005, which are not exercisable within 60 days by Mr. Norman.

(11)             The total includes 324 shares allocated to Mr. Parsons’ account as a participant in the KSOP Plan and 6,400 shares Mr. Parsons has the right to acquire within 60 days through the exercise of options. Not included in the total are 13,600 shares, which represent options granted during 2004 and 2005, which are not exercisable within 60 days by Mr. Parsons.

(12)             The total includes 44,677 shares held by a company controlled by Mr. Penland, 975 shares held in three investment management accounts in the Trust department at Texas State Bank for the benefit of Mr. Penland’s grandchildren where Mr. Penland acts as custodian, 218,441 shares held in an investment management account at Texas State Bank under an agency agreement in which Mr. Penland is the primary owner, 390,002 shares held in various trust and investment management accounts at Texas State Bank for which Mr. Penland, Mr. Roney and Mr. Moxley serve as trustees along with other individuals who are not directors of the Company, but in which Mr. Penland has no interest as a beneficiary and 10,000 shares which Mr. Penland has the right to acquire within 60 days through the exercise of options. Mr. Penland disclaims beneficial ownership of the shares held in the accounts for the benefit of his grandchildren.

(13)             The total includes 1,669 shares held in an escrow account, 10,000 shares which Mr. Reid has the right to acquire within 60 days through the exercise of options and 17,148 shares held by Mr. Reid’s wife of which 155 shares are held in an escrow account. Mr. Reid disclaims beneficial ownership of his wife’s shares.

(14)             The total includes 376,590 shares held by Mr. Roney’s wife, 12,250 shares held in a trust at Texas State Bank for the benefit of Mr. Roney’s wife, 597,168 shares held in trusts at Texas State Bank for which Mr. Roney, Mr. Moxley and Mr. Penland serve as trustees along with other individuals who are not directors of the Company, but in which Mr. Roney has no interest as a beneficiary, 32,196 shares held by a company partly owned by Mr. Roney, 189,745 shares allocated to Mr. Roney’s account as a participant in the KSOP Plan, 160 unallocated KSOP shares of which Mr. Atlas, Mr. Boggus and Mr. Roney serve as trustees and 148,585 shares Mr. Roney has the right to acquire within 60 days through the exercise of options. Not included in the total are 126,889 shares, which represent options granted during 2002, 2003, 2004 and 2005, which are not exercisable within 60 days by Mr. Roney.

(15)             Represents number of shares as of December 31, 2005 according to Schedule 13G filed by T. Rowe Price Associates, Inc.

(16)             The total includes 2,720 shares held by two trusts for the benefit of Mr. Uhlhorn’s nieces where he serves as trustee, 109,663 shares held by a partnership which is 23.33% owned by a family limited partnership in which Mr. Uhlhorn has a controlling interest and 10,000 shares Mr. Uhlhorn has the right to acquire within 60 days through the exercise of options. Also included are 76,849 shares owned by a limited partnership which Mr. Uhlhorn has a 2% interest, 4,080 shares held in three irrevocable trusts for his children for which he exercises no control and 109,663 shares held in a testamentary trust for which he exercises no control. Mr. Uhlhorn disclaims beneficial ownership of the shares held in the trusts for the benefit of his nieces, shares held by the limited partnership, shares held by the three irrevocable trusts for his children and shares held by the testamentary trust.

(17)             The total includes 10,000 shares which Mr. Umphrey has the right to acquire within 60 days through the exercise of options and 1,280,521 held by two family limited partnerships, each of which is owned 49.5% by Mr. Umphrey and 49.5% by Mr. Umphrey’s wife. Mr. Umphrey and his wife also own 100% of each of the general partners of the family limited partnerships, which own the remaining 1% interest in each partnership.

(18)             The total includes 10,000 shares which Mr. Yzaguirre has the right to acquire within 60 days through the exercise of options.

(19)             The total includes 6,281,388 shares as to which directors and officers have sole voting power, 1,998,644 shares as to which they have shared voting power, 245,010 shares as to which they have no voting power, but are included in the amount for shared investment power, 5,935,618 shares as to which they have sole investment power and 2,589,424 shares as to which they have shared investment power. In addition, included in this total are 385,322 shares the officers have a right to acquire within 60 days through the exercise of stock options.

STOCK OPTION AND COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be deemed to be  incorporated by reference into any such filings.

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

This Report of the Stock Option and Compensation Committee of the Board of Directors of Texas Regional Bancshares, Inc. (the Compensation Committee or the Committee) describes the basis upon which the Committee has made recommendations concerning the compensation payable to the officers of the Company and its wholly-owned subsidiary, Texas State Bank. It has been the duty of the Compensation Committee to consider the compensation of all officers, including the officers named in the compensation tables contained in the Proxy Statement included with the Notice of Annual Meeting of Shareholders of the Company scheduled for April 24, 2006. During 2005, the recommendations of the Compensation Committee were accepted by the Board of Directors of the Company and by the Board of Directors of the Company’s wholly-owned subsidiary, Texas State Bank.

Compensation Philosophy

The Compensation Committee seeks to make compensation decisions based on long-term growth and performance objectives of the Company. As in prior years, the Compensation Committee during 2005 emphasized the Company’s growth in total assets and book value, and the earnings of the Company, in its consideration of compensation decisions.

For 2005, as in recent prior years, the compensation program has been based on the following principles:

•       The Company recognizes that a competitive pay program helps attract and retain quality personnel, and the Company is committed to being competitive in its compensation programs. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other financial institutions, particularly banks and bank holding companies, in the markets served by the Company. From time to time, the Company modifies pay parameters based on this review.

•       The Company makes salary adjustments and other compensation awards to officers and other key management personnel based upon a combination of company-wide performance, performance of the business unit for which they are responsible and individual performance. Among the performance standards reviewed in 2005 were sustained growth objectives and an ability to maximize profitability of individual business units, or contain costs within those units. For officers for whom community relationships are significant, the Company also considers the activities undertaken by those officers and the sense of the Board members of the community perceptions of the officers. Those officers with supervisory authority have also been evaluated, and compensation in part determined, on their ability to interact both with persons who work for them and persons who work with them. In each case, the performance criteria are subjective and, therefore, the compensation decisions are not based upon a mathematical application of performance criteria.

•       The Company also considers the success of the organization as a whole in matters relative to compensation of individual officers. At those times when the organization’s profitability and growth are strong, the Company believes that the officers and other employees of the organization should be entitled to compensation adjustments as a result of the availability of resources which they helped create.

In the Company’s ongoing evaluation program, senior officers set objectives and goals for junior officers and other employees reporting to them, evaluate the employees and officers on performance and compare the results to the performance of others in the Company. Managers, including the Chief Executive Officer, review the results of individual officers and employees, and consider other evaluation information in making recommendations to the Compensation Committee as to compensation for the officers of the Company and the Bank. The Committee considered these evaluations and recommendations for purposes of the Committee’s compensation recommendations to the Board of Directors of each of the Company and Texas State Bank. The Committee also made a separate recommendation for the compensation of the Chief Executive Officer based in part on the evaluation of the Chief Executive Officer made by the Board of Directors. In 2005, the recommendations of the Compensation Committee were accepted by the Board of Directors and the Bank.

Compensation Program Components

The Compensation Committee regularly reviews the Company’s compensation programs to ensure that the components of the compensation program will allow the Company to successfully attract and retain key employees. The compensation program components available to the employees of the Company are:

Base Salary

Base salary levels are largely determined based upon comparison with peer group members as well as potential competitors and other companies which might seek to employ officers and employees of the Company. Actual salaries are based upon individual performance contributions in accordance with the compensation philosophy of the Company.

Bonuses

The officers of the Company are eligible to participate in a performance-based bonus as a component of their compensation. Each officer’s bonus is based on the overall profitability of the Company and the profit center for which a particular officer is responsible. Among the factors considered in awarding bonuses are growth of deposits, profitability, asset quality, containment of costs and other factors the Company considers important. During 2005, no discretionary bonuses were paid or accrued to officers of the Company.

Employee Stock Ownership Program

The Committee believes that participation in the employee stock ownership program of the Company encourages the officers and other employees of the Company to work toward the long-term goals and objectives of the Company. Decisions relative to contributions to the employee stock ownership program are made annually, with the aggregate amount based on a resolution of the Board of Directors and with individual allocations based on a formula. Any participant in the Plan who was employed by the Company as of December 31, 2005 for at least 90 days and credited with at least 1,000 hours of service was eligible to participate in contributions to the Plan for 2005. In addition, participants who terminated due to death, disability or attainment of early retirement age or later, regardless of the number of hours worked during the year, were also eligible for the Company contributions.

Stock Options

The Committee believes that stock options provide an appropriate incentive to encourage directors, advisors and management, particularly senior management, to maximize shareholder returns.

The Committee recommended that stock options be granted to encourage management to help the Company achieve its objectives of long-term growth in shareholder value. The Company establishes stock option awards for each participating level of responsibility within the Company. Accordingly, during 2005, the Committee recommended, and the Board of Directors granted, stock options to purchase an aggregate of 498,200 shares of the Company’s Common Stock to an aggregate of 312 employees and 10,000 shares of the Company’s Common Stock to one consultant. In each case, the option was granted at fair market value of the Company’s Common Stock at the date of grant.

Options to purchase 10,000 shares of the Company’s Common Stock were granted to each of the twelve independent directors of the Company on April 26, 2005 (120,000 shares in the aggregate). The option exercise price of $27.46 per share represented the fair market value of the Company’s Common Stock at the date of grant.

During 2005, management of the Company, in consultation with the Compensation Committee, has made a study of the Company’s compensation program and amounts. Following that study, the Compensation Committee recommended and the Board adopted, subject to shareholder approval, the Company’s 2006 Incentive Plan, which, among other things provides for incentive stock options, nonstatutory stock options, restricted stock (including restricted performance stock) and performance units. The total number of shares subject to awards of stock-based compensation under the Plan, as proposed, is 2,000,000 shares of the Company’s Common Stock. The Compensation Committee will consider awards of stock options and other incentive compensation under this Plan only if the Plan is approved and adopted by the Company’s shareholders.

Deferred Compensation Plan

In 1993, the Company adopted a Deferred Compensation Plan for the Company’s Chief Executive Officer, Glen E. Roney. The Deferred Compensation Plan provides for a retirement benefit payable to Mr. Roney (or his designated beneficiary or his estate if Mr. Roney dies prior to payment of the full amount of deferred compensation) of $100,000 per year commencing October 29, 2002, and continuing annually thereafter for fourteen years. In the event payments are to commence after October 30, 2002, the Company shall pay to Mr. Roney on the Late Retirement Date a lump sum equal to the amount of money that would have been paid to him had payments commenced on October 30, 2002 (the Catch-Up Amount), and in addition, the Company shall pay to Mr. Roney $100,000 per year commencing on October 30 of the year next following the Late Retirement Date and continuing regularly on the same calendar day of each year thereafter, (including the Catch-Up Amount and all other payments) so that the total amount paid will equal the aggregate sum of $1,500,000. On the Late Retirement Date, the Company shall also pay Mr. Roney an amount intended to compensate for his lost earnings potential on the Catch-Up Amount. If Mr. Roney dies prior to commencement of the retirement benefit, payments would commence immediately and be paid to his designated beneficiary or his estate. The Company also adopted the Trust under Glen E. Roney Deferred Compensation Plan, in the form prescribed by applicable regulations adopted by the Internal Revenue Service for nonqualified deferred compensation plans. Among other things, the Plan and Trust provide for an initial deposit into the Trust by the Company and subsequent deposits at the discretion of the Board of Directors, and further provide for full funding of the amount necessary to discharge the retirement benefit in the event of a change of control, as that term is defined in the Trust. Since Mr. Roney chose not to retire on October 29, 2002, payments will be based on a Late Retirement Date. During 2005, the Company accrued $54,667 for the Deferred Compensation Plan.

Executive Incentive Compensation Plan

In evaluating compensation, the Compensation Committee is aware of the limitations on deductibility of compensation paid to highly compensated persons imposed by Internal Revenue Code

Section 162(m). In addition, the philosophy of the Company has traditionally been for bonuses to follow from successful performance. For these reasons, in 2004, the Compensation Committee developed the Executive Incentive Compensation Plan that establishes performance goals as a condition to the payment of consideration that would exceed the Section 162(m) threshold. The Executive Incentive Compensation Plan was approved by the Company’s shareholders at the 2004 annual meeting. Under the Plan, the Committee selects one or more of the performance goals and the related target threshold to be met by the designated executive officer or officers as a condition to payment of an award under the Plan. To date, the only officer of the Company who has been awarded incentive bonuses under this plan is the Chief Executive Officer who was paid an incentive bonus in 2004. During 2005, no executive incentive bonus was paid or accrued to the Chief Executive Officer.

In connection with its evaluation of the compensation structure of the Company, the Compensation Committee has proposed for adoption the Company’s 2006 Incentive Plan, which includes an element for Restricted Performance Stock and Performance Units, as described in that Plan. Because the 2006 Incentive Plan includes performance goals and is otherwise designed to comply with requirements of Section 162(m), the Compensation Committee has recommended, and the Board has agreed, that the Executive Incentive Compensation Plan be terminated upon adoption of the 2006 Incentive Plan by the Company’s shareholders.

Discussion of Chief Executive Officer Compensation

The Compensation Committee considered a variety of factors in determining Mr. Roney’s compensation as the Chief Executive Officer of the Company for fiscal year 2005. Quantitative factors considered in making recommendations for the Chief Executive Officer’s compensation include published compensation surveys and other publicly available compensation information, the performance of the Company including growth in earnings, assets and capital and asset quality. Qualitative factors considered included the ability of the Company and its senior management to attract and retain capable officers and staff, relations with regulatory authorities and the Compensation Committee’s perception of the organization’s acceptance in the communities it serves. The Compensation Committee considered Mr. Roney’s responsibilities resulting from the growth of the Company and the dependence of the organization on his continued involvement as Chief Executive Officer. Mr. Roney’s critical role as the principal spokesperson for the Company in the public market was also considered.

In reviewing the Company’s 2005 financial performance, the Compensation Committee noted that net income rose 15.3% to $88.4 million and assets increased by 12.8% to $6.588 billion. However, the Company’s return on assets declined from 1.45% to 1.42%, fully diluted earnings per share increased by only 11.3%, and non-performing assets increased in 2005. Overall return to shareholders (assuming dividend reinvestments) decreased by 12.1% in 2005, while the S&P 500 and the Keefe, Bruyette & Woods (KBW) 50 Bank indices showed modest increases.

Based upon these factors, the Compensation Committee decided to maintain the base salary of $975,000 for the Chief Executive Officer in 2005. During 2004, Mr. Roney was awarded a $1,500,000 bonus under the Executive Incentive Compensation Plan. Upon Mr. Roney’s recommendation, and with his full concurrence, the Compensation Committee decided not to make an Executive Incentive Compensation Plan award to Mr. Roney for 2005.

The Compensation Committee believes that continuing to provide appropriate incentives to Mr. Roney, to encourage his continued involvement as the Chief Executive Officer of the Company, is important to the future growth and development of the Company. Therefore, the Compensation Committee granted Mr. Roney options to purchase an additional 60,000 shares of the Company’s Common Stock on April 26, 2005. The option price was established at $27.46 per share, which represented the fair market value of the Company’s Common Stock at the date of grant.

Recommendation of 2006 Incentive Plan

In consultation with a nationally recognized compensation and benefits consulting firm, and in an effort to remain competitive in its efforts to both attract employees with appropriate skills and to retain its existing employees, the Company during 2005 conducted a study of its overall compensation structure, including incentive compensation. In response to this study, the Company has developed the Texas Regional Bancshares, Inc. 2006 Incentive Plan, which provides for the grant of incentive stock options, nonstatutory stock options, restricted stock (including restricted performance stock) and performance units which would be paid in cash. The Stock Option and Compensation Committee has approved the 2006 Incentive Plan.

Because of the performance criteria of the 2006 Incentive Plan, the Compensation Committee has further recommended to the Board that, upon adoption of the 2006 Incentive Plan by the shareholders, the Company’s existing Executive Incentive Compensation Plan be terminated.

The 2006 Incentive Plan, which is proposed for consideration by the Company’s shareholders at the 2006 annual meeting, provides for awards of stock-based compensation up to a maximum of 2,000,000 shares of the Company’s Common Stock, coupled with additional award type limits as set forth in the Plan. The Stock Option and Compensation Committee has reviewed and recommends adoption of the 2006 Incentive Plan by the Company’s shareholders. A copy of the Company’s 2006 Incentive Plan is attached as Exhibit A to the Company’s Proxy Statement for the 2006 annual meeting of the shareholders.

Stock Option and Compensation Committee
of the Board of Directors of
Texas Regional Bancshares, Inc.
Mario Max Yzaguirre, Chairman
C. Kenneth Landrum, M.D.
Jack H. Mayfield, Jr.
Tudor G. Uhlhorn

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee of the Board of Directors consists of the directors whose names appear below. Each member of the Audit committee is “independent” as defined in the National Association of Securities Dealer’s, Inc.’s listing standards.

The Audit Committee’s general role as an audit committee is to assist the Board of Directors in overseeing the Company’s financial reporting process and related matters. The Audit Committee operates under a written charter adopted by the Company. The Audit Committee Charter imposes on the Audit Committee the duties and responsibilities imposed upon audit committees generally by recent statutory and rule changes.

The Audit Committee has reviewed and discussed with the Company’s management and KPMG LLP, the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s Annual Report to Shareholders for the year ended December 31, 2005.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements of Auditing Standards, Communication with Audit Committees) , as modified or supplemented.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with KPMG LLP such independent auditors’ independence. The Audit committee has also considered whether the provision of non-audit services to the Company by KPMG LLP is compatible with maintaining their independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

C. Kenneth Landrum, M.D., Chairman
Joseph E. Reid
Robert R. Farris
Mario Max Yzaguirre

RELATIONSHIP WITH INDEPENDENT AUDITORS

Fees Paid to Independent Auditors

At the meeting held on March 8, 2005, the Audit Committee selected KPMG LLP to serve as the Company’s independent public accountants and auditors for the fiscal year ended December 31, 2005. The following table sets forth the aggregate fees billed to Texas Regional Bancshares, Inc. for the years ended December 31, 2005 and 2004 by the Company’s principal accounting firm, KPMG LLP.

	December 31,
	2005	2004
Audit Fees(1)	$677,000	$610,122
Audit-Related Fees(2)	175,100	144,073
Tax Fees(3)	4,500	82,000
All Other Fees	—	—
Total	$856,600	$836,195

(1)                 Audit Fees consisted principally of the audit of the Company’s annual financial statements, limited reviews of the Company’s quarterly reports and consents provided in connection with filings made under the Securities Exchange Act of 1933.

(2)                 Audit-Related Fees consisted of the audit of the Company’s KSOP, audit of the Company’s broker-dealer subsidiary and the SAS 70 report for the Company’s data center.

(3)                 Tax Fees consisted principally of review and tax opinions regarding prospective business combinations provided in connection with filings made under the Securities Exchange Act of 1933.

The Audit Committee has considered whether the provision of services covered in billings included under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” above is compatible with maintaining the principal accountants’ independence. The Audit Committee has concluded that the provisions of such non-audit services would not jeopardize the independence of KPMG LLP as the Company’s independent auditors.

Pre-approval Policies

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service and is subject to specific engagement authorization. The audit committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

All fiscal year 2005 and 2004 audit and non-audit services provided by the independent auditors were pre-approved.

PERFORMANCE GRAPH

The following performance graph compares the performance of the Company’s Common Stock to the S&P 500 Index and to Keefe, Bruyette & Woods (KBW) 50 Bank Index for the last five years. The KBW 50 Bank Index is composed of the nation’s top fifty banking companies and was introduced by KBW in 1993. It includes all money-center and most major regional banks and is designed to be representative of the price performance of the nation’s largest banks. The graph assumes $100 invested on December 31, 2000 and quarterly reinvestment of dividends.

	TRBS	S&P 500	KBW 50
12/31/2000	$100.0	$100.0	$100.0
12/31/2001	118.4	88.1	95.9
12/31/2002	168.8	68.7	89.1
12/31/2003	196.1	88.4	119.5
12/31/2004	263.0	98.0	131.5
12/31/2005	231.3	102.8	133.0

TRANSACTIONS WITH MANAGEMENT AND OTHERS

During 2005, as in prior years, Company officers and directors and their related parties have had banking transactions with Texas State Bank. All such transactions have been made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Texas State Bank, along with other banks, sells credit life insurance for Texas State Life Reinsurance, Ltd. Glen E. Roney, Chairman of the Board and Chief Executive Officer of the Company, owns thirty-three percent of Texas State Life Reinsurance, Ltd. Texas State Bank received $370,138 in commission fee income from the insurance company for the year ended December 31, 2005.

Morris Atlas, a Director of the Company, is a partner in the law firm of Atlas & Hall L.L.P. His firm received fees for legal services rendered to the Company and its subsidiaries during 2005 in the amount of $663,427, which exceeded 5% of the firm’s gross revenues for 2005.

Walter Umphrey, a Director of the Company, is the Managing Partner in the law firm of Provost & Umphrey Law Firm, L.L.P. His firm received fees for legal services rendered to the Company and its subsidiaries during 2005 which did not exceed 5% of the firm’s or the Company’s gross revenues for 2005.

During 2005, the Company paid $69,263 to an entity owned by the wife of Mr. Umphrey, for purchase and installation of floor coverings and related products used in remodeling of Company facilities. Also during 2005, the Company paid $272,887 to entities partially owned by Mr. Umphrey and Joe Penland, Sr., who is also a Director of the Company, for rental of office space used by the Company as a banking facility.

During 2005, the Company paid $108,254 to the accounting firm of Smith, Fankhauser, Voigt & Watson, PLLC. John A. Martin resigned as partner of this firm effective March 31, 2005 to join the Company as its Chief Financial Officer. Mr. Martin no longer owns any interest in the firm, but is the beneficiary of an arrangement with the firm whereby, over a period of approximately seven years, he will receive payments in discharge of the capital he had invested in the firm at the time of his resignation.

Mark Voss is the Vice President of LandtitleUSA, Inc., and owns an interest in the company. LandtitleUSA, Inc., from time to time provides mortgage insurance products and services in connection with loan transactions for customers of Texas State Bank. Mr. Voss is the stepson of Glen E. Roney, the Chairman of the Board and Chief Executive Officer of the Company and Texas State Bank.

Scott J. Atlas is a partner in the law firm of Vinson & Elkins L.L.P., which provides legal services to the Company. Fees paid by the Company to Vinson & Elkins, L.L.P., did not exceed 5% of either the firm’s or the Company’s gross revenues for 2005. Scott Atlas is the son of Morris Atlas, who is a Director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports relating to their ownership and changes in ownership of the Company’s common stock with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 (and amendments) furnished to the Company with respect to the 2005 fiscal year and received through the date of this Proxy Statement and written representations from reporting persons that no Form 5 was required, the Company believes that no officer or director, with the exception of Joe Penland Sr. and Joseph E. Reid, has failed to report transactions in the Company’s securities on a timely basis.

Joe Penland Sr.’s Form 4 was due on May 1, 2005 but was not filed until October 11, 2005, due to an oversight. Joseph E. Reid’s Form 4 was due on April 28, 2005 but was not filed until April 29, 2005, due to an oversight.

ITEM 2—APPROVAL OF THE 2006 INCENTIVE PLAN

The Board of Directors has adopted, upon the recommendation of the Stock Option and Compensation Committee (the Committee) and subject to approval of the Company’s shareholders, the Texas Regional Bancshares, Inc. 2006 Incentive Plan. The 2006 Incentive Plan is designed to provide financial incentives for selected employees, consultants, advisors and non-employee directors of the Company to promote the long-term growth and financial success of the Company.

Description of the Plan

The 2006 Incentive Plan is attached as Exhibit A to this Proxy Statement. The following summary of the 2006 Incentive Plan is qualified in its entirety by reference to the full text of the 2006 Incentive Plan.

The 2006 Incentive Plan is an omnibus plan. Incentive stock options (sometimes called ISO’s), nonstatutory stock options (sometimes called nonqualified options), restricted stock, including restricted stock awarded based upon achievement of performance goals, and performance units (also based upon achievement of performance goals) to be paid in cash may each be awarded under the plan. The Board has terminated the Company’s Employee Incentive Compensation Plan, subject to shareholder approval of the 2006 Incentive Plan.

Awards may be made under the plan to employees, including officers of the Company, to consultants and advisors to the Company, and to non-employee directors of the Company. The Company believes that the adoption of the plan will promote the long-term growth and financial success of the Company by attracting and retaining persons of outstanding ability, by strengthening the Company’s ability to develop, maintain and direct a competent management team, to provide an effective means of permitting the management team to acquire and maintain ownership of Company stock, to motivate achievement of long-range performance goals and objectives and to provide incentive compensation opportunities competitive with other major corporations.

Stock-Based Awards

The aggregate number of shares which may be issued pursuant to the 2006 Incentive Plan is 2,000,000 shares of Common Stock of the Company. In making an award under the plan, the Compensation Committee will consider both this aggregate limit and the following specific award type limits: ISO’s to purchase a maximum of 1,000,000 shares may be awarded under the plan, nonstatutory stock options to purchase a maximum of 1,500,000 shares may be awarded under the plan, and a maximum of 100,000 shares of restricted stock may be awarded under the plan.  Because both the overall limit and the specific award type limit apply, the number of shares for which options or restricted stock may be issued as awards under the plan may in fact be less than the award type limit if the aggregate limit has already been reached.  In addition, the maximum aggregate dollar value of restricted stock and performance units awarded to any employee or consultant or advisor may not exceed $1 million for each fiscal year included in such performance period or restriction period, and the maximum number of shares for which options may be granted to any participant in any one fiscal year shall not exceed one million shares.

Any award of an option under the plan must be at an exercise price equal to not less than the fair market value of the underlying stock as of the date of grant. The Committee may not amend an option to reduce its option price, cancel an option and re-grant an option with a lower price than the original option price of the cancelled option, or take any other action that has the effect of repricing an option.

Restricted stock awards under the plan may provide that the recipient shall not be required to make any payment for the stock or, in the alternative, that the recipient shall pay a specified amount that is less than or equal to the fair market value of the stock of the date the award is made.

Performance Goals

Under the plan, awards of options, stock or cash may be made subject to the attainment of specific performance goals. Among other things, this portion of the plan is intended to qualify under Section 162(m) of the Internal Revenue Code (the Code), which allows federal income tax deductions for compensation in excess of $1 million per year paid to highly compensated executive officers of the Company provided that the compensation qualifies as “other performance-based compensation.” One of the conditions necessary to qualify incentive awards as “other performance-based compensation” is that the plan must be approved by the Company’s shareholders and every five years the material terms of the performance goals under which the awards are made must be disclosed to, and approved by, the shareholders. In 2004, the Company’s shareholders approved the Executive Incentive Compensation Plan, which the Board of the Company has decided to terminate, subject to the adoption of the 2006 Incentive Plan by the Company’s shareholders.

Any award under the plan may be subject to performance criteria, so the persons entitled to performance-based award under the plan include employees, consultants and advisors and non-employee directors of the Company.

For any award under the plan that requires attainment of specific performance criteria, the performance goals are to be established in writing by the Committee before the beginning of the performance period, and are based on achievement of a specified level of performance using one or more of the following performance criteria as the Committee may deem appropriate:

(a)          Basic earnings per share;

(b)         Actual and targeted growth in basic earnings per share;

(c)          Fully diluted earnings per share;

(d)         Actual and targeted growth in fully diluted earnings per share;

(e)          Net income;

(f)            Net income after capital costs;

(g)          Income before taxes;

(h)         Return measures (including, but not limited to, return on assets, return on average assets, risk-adjusted return on capital, or return on average equity);

(i)            Efficiency ratio;

(j)             Full-time equivalency control;

(k)         Stock price (including, but not limited to, stock price threshold or growth measures);

(l)            Total shareholder return;

(m)     Noninterest income compared to net interest income ratio;

(n)         Expense targets;

(o)         Operating efficiency;

(p)         Credit quality measures;

(q)         Customer satisfaction measures;

(r)           Total assets;

(s)           Total equity;

(t)            Asset growth;

(u)         Loan growth;

(v)          Deposit growth:

(w)       Net interest margin;

(x)          Fee income; and

(y)          Operating expense.

In addition, for any awards not intended to meet the requirements of Section 162(m) of the Code, the Committee may establish goals based on other performance criteria as it deems appropriate. The Committee may disregard or offset the effect of any special charges or gains, or any unusual or extraordinary items, or the cumulative effect of a change in accounting in determining the attainment of performance goals. Awards may also be payable when Company performance, as measured by one or more of the above criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee.

The Committee may, in its sole discretion, and on such terms and conditions as the Committee may prescribe, give participants the opportunity to receive Awards in lieu of future salary, bonus or other compensation.

The performance criteria may be measured over an annual period, a quarterly period or on such other basis as the Committee may deem appropriate:

This proxy statement solicits approval by the shareholders of the persons eligible to receive the performance-based compensation, the business criteria on which each performance goal is based, and the maximum amount that could be paid to any individual to whom awards are made. Approval by the shareholders of the 2006 Incentive Plan will constitute approval of these elements for purposes of Section 162(m).

Administration and Grant of Awards under the Plan

The 2006 Incentive Plan is to be administered by the Company’s Stock Option and Compensation Committee, which has the full power and authority to interpret and administer the plan and to establish and amend rules and regulations for its administration. The Committee also has the authority to determine those persons who will receive awards under the plan, the vesting schedule, if any, for the award, the type of award and the number of shares or value of the award. The Committee also has the power to set the terms, restrictions and provisions applicable to awards made under the plan, which are not required to be uniform.

No awards may be made under the 2006 Incentive Plan after ten years from the date of adoption of the 2006 Incentive Plan, but awards granted prior to that date may extend beyond that date.

The stock to be issued in a stock-based award pursuant to the 2006 Incentive Plan may constitute an original issue of authorized shares or may consist of previously issued stock that has been reacquired by the Company. The aggregate number of shares which may be issued under options granted pursuant to the 2006 Incentive Plan is subject to adjustment, under appropriate circumstances, as provided in the 2006 Incentive Plan. The aggregate limit shall be increased for shares subject to an award which is cancelled or terminated without having been exercised or paid. Award type limits are increased on the same basis, where the related award was of the same type.

The Committee shall select the key employees (including key employees who are directors) to whom options may be granted under the 2006 Incentive Plan, and shall determine the number of shares to be covered by each option granted. Because future as well as present key employees are eligible to participate in the 2006 Incentive Plan, an indeterminate number of employees are eligible to receive grants under the 2006 Incentive Plan. The terms and provisions of options granted pursuant to the 2006 Incentive Plan shall be set forth in an award statement or agreement to be executed at the time the award is granted by the Company.

The purchase price of Common Stock which may be purchased under options granted pursuant to the 2006 Incentive Plan shall be the fair market value of the stock as determined by the Board or the Committee at the time the options are granted. The exercise period of options granted under the 2006 Incentive Plan, including any vesting schedule, will be set forth in the award statement or agreement. The purchase price to be paid at the time the option is exercised may be paid in cash, shares or other consideration as determined by the Committee. The plan also allows the Committee to permit cashless exercise of options granted under the plan.

Change in Control

The plan provides for specific treatment of awards following a change of control. Depending upon the circumstances, upon a change of control as defined in the plan, awards may become fully vested, performance units may be deemed fully earned, awards may terminate, options and other rights may be assumed or substantially similar options or other rights may be granted by the surviving corporation.

Certain Federal Income Tax Considerations

Incentive stock options granted under the 2006 Incentive Plan are intended to qualify as “incentive stock options” which are given favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. One of the requirements is that the recipient of the option be an employee of the Company, so grants of incentive stock options under the plan may only be made to employees of the Company. Provided that the limitations, requirements and procedures of Section 422 are followed, the grant and exercise of incentive stock options will generally not result in taxable income to the employee or a tax deduction for the Company. If the limitations, requirements and procedures of Section 422 are not followed for an incentive stock option, the employee may be required to recognize compensation income and the Company may be entitled to a compensation expense deduction with respect to the exercise of an incentive stock option granted pursuant to the 2006 Incentive Plan.

By contrast, nonstatutory stock options granted under the 2006 Incentive Plan are not intended to qualify as “incentive stock options” and therefore are not given favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. A recipient of nonstatutory stock options, which may include an employee, a consultant or advisor, or a non-employee director of the Company, may be required to recognize compensation income and the Company may be entitled to a compensation expense deduction with respect to the exercise of a nonstatutory stock option granted pursuant to the 2006 Incentive Plan.

Restricted stock and performance units payable in cash which are awarded under the plan will generally be taxable to the employee or other recipient as ordinary income in the period in which the compensation is received, and will generally be deductible by the Company as compensation expense.

The Board of Directors recommends a vote “FOR” approval and adoption of the Texas Regional Bancshares, Inc. 2006 Incentive Plan. Approval constitutes the shareholder approval required for incentive stock options to be granted under the plan, and also constitutes approval for purposes of Section 162(m) of the Code of the persons to whom performance-based awards may be made under the plan, the performance measures for cash or stock awards based on performance that are granted under the plan, and the maximum amount that can be paid to any individual to whom awards are made. Proxies solicited hereby will be voted in favor of approval and adoption of the Plan unless the shareholder specifies otherwise.

ITEM 3—RATIFICATION OF INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee, the Board of Directors of the Company has appointed KPMG LLP as its independent auditors to perform the audit of the Company’s consolidated financial statements for fiscal year 2006. KPMG LLP has audited the Company’s consolidated financial statements since 1988. Services provided to the Company by KPMG LLP in fiscal year 2005 have included the audit of the Company’s consolidated financial statements, limited reviews of the Company’s quarterly reports, the audit of the financial statements of the Company’s KSOP Plan and Trust, the audit of the Company’s broker-dealer subsidiary, TSB Securities, Inc., a SAS 70 review of the Company’s data center operations and consultation on various tax and accounting issues, including rendering of tax opinions and auditors’ consents in connection with acquisitions. In addition, the independent auditors performed testing of the Company’s internal controls pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

The Board of Directors expects that representatives of KPMG LLP will be present at the annual meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent auditors for 2006.

In the event the shareholders do not ratify the appointment of KPMG LLP as the principal auditors of the Company, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Shareholders interested in submitting a proposal for inclusion in the Company’s proxy materials for the 2007 Annual Meeting of Shareholders must submit the proposal to the Company no later than November 20, 2006. Any shareholder proposal must comply with Rule 14a-8 of the Securities and Exchange Commission and any other applicable requirements of the Securities and Exchange Commission.

OTHER BUSINESS

By execution of the proxy, each shareholder also confers discretionary authority to vote on matters incident to the conduct of the meeting. It is anticipated that approval of the minutes of the 2005 Annual Meeting of the Shareholders will be considered, although approval of the minutes will not constitute approval or disapproval of the matters referred to in the minutes.

The Board of Directors does not know of any other matters likely to be brought before the meeting for action. However, if any matters do properly come before the meeting, the enclosed proxy grants authority to vote on the matter in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

CAROLYN JOYNER
Senior Vice President, Secretary & Treasurer
March 20, 2006

Form 10-K and Other Corporate Documents

Upon written request, the Company will furnish, without charge to each person whose proxy is being solicited (1) a copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, (2) a copy of the Company’s Code of Ethics and (3) copies of charters for the Audit Committee and the Corporate Governance and Nominating Committee. Requests for copies of these documents must be in writing and should be directed to Dennis Cahlik, Controller and Assistant Secretary of Texas Regional Bancshares, Inc., P.O. Box 5910, McAllen, Texas 78502-5910.

Exhibit  A

TEXAS REGIONAL BANCSHARES INC.

2006 INCENTIVE PLAN

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1   Establishment, Purpose and Scope.   Texas Regional Bancshares, Inc. has established this plan, to be known as the Texas Regional Bancshares, Inc. 2006 Incentive Plan, on the terms set forth in this document. The purpose of the Plan is to provide financial incentives for selected Employees, Consultants and Advisors of the Company and for the non-employee Directors of the Company, thereby promoting the long-term growth and financial success of the Company by (1) attracting and retaining Employees, Consultants, Advisors and Directors of outstanding ability, (2) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (3) providing an effective means for selected Employees, Consultants, Advisors, and non-employee Directors to acquire and maintain ownership of Company stock, (4) motivating Employees to achieve long-range Performance Goals and objectives, and (5) providing incentive compensation opportunities competitive with those of other major corporations. The Plan provides for the award of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock (including Restricted Performance Stock) and Performance Units.

1.2   Effective Date and Expiration of Plan.   The Plan is subject to approval by a majority of the votes cast at a meeting of the Shareholders of the Company, and, if so approved, will become effective as of the date of the meeting. Unless earlier terminated by the Board pursuant to Section 11.3, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

ARTICLE II

DEFINITIONS

The following words and phrases, as used in the Plan, shall have these meanings:

2.1   Aggregate Limit means the overall maximum number of shares of Common Stock that may be the subject of Awards under this Plan as set forth in Section 4.3.

2.2   Award means, individually or collectively, any Option, Restricted Stock, Restricted Performance Stock or Performance Unit Award., and an Award Statement means a written confirmation of an Award under the Plan furnished to the Participant.

2.3   Board means the Board of Directors of the Company.

2.4   Cause except for purposes of Article X, with respect to any Participant, means (i) the definition of Cause as set forth in any individual employment agreement applicable to such Participant, or (ii) in the case of a Participant who does not have an individual employment agreement that defines Cause, then Cause means the termination of a Participant’s employment by reason of his or her (1) engaging in gross misconduct that is injurious to the Company, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of the Company, (4) gross negligence in the performance of the Participant’s duties having an adverse effect on the business, operations, assets, properties or financial condition of the Company, (5) conviction of a crime involving moral turpitude. The determination of whether a Participant’s employment was terminated for Cause shall be made by the Company in its sole discretion.

2.5   Code means the Internal Revenue Code of 1986, as amended.

2.6   Committee means the Stock Option and Compensation Committee of the Board or a subcommittee thereof.

2.7   Company means Texas Regional Bancshares, Inc. and all of its Subsidiaries on and after the Effective Date.

2.8   Company Stock means Class A Voting Common Stock of the Company.

2.9   Consultant or Advisor means an individual who renders bona fide services to the Company provided that those services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.10   Director means a member of the Board of Directors of the Company.

2.11   Effective Date means the date on which the Plan is approved by the Shareholders of the Company, as provided in Section 1.2.

2.12   Employee means an employee of the Company.

2.13   Exchange Act means the Securities Exchange Act of 1934, as amended.

2.14   Fair Market Value means, as of any specified date, an amount equal to the mean between the reported high and low prices of Company Stock on the NASDAQ on the specified date or, if no shares of Company Stock have been traded on any such dates, the mean between the reported high and low prices of Company Stock on the NASDAQ as reported on the first day prior thereto on which shares of Company Stock were so traded. If shares of Company Stock are no longer traded on the NASDAQ, Fair Market Value shall be determined in good faith by the Committee using other reasonable means.

2.15   Fiscal Year means the fiscal year of the Company.

2.16   Incentive Stock Option means an option within the meaning of Section 422 of the Code.

2.17   Nonstatutory Stock Option means an option granted under the Plan other than an Incentive Stock Option.

2.18   Option means either a Nonstatutory Stock Option or an Incentive Stock Option to purchase Company Stock.

2.19   Option Price means the price at which Company Stock may be purchased under an Option as provided in Section 5.4.

2.20   Participant means an Employee (whether or not such Employee is also a Director of the Company or Subsidiary), Consultant or Advisor, or non-employee Director of the Company or Subsidiary to whom an Award has been made under the Plan or a Transferee.

2.21   Performance Goals means goals established by the Committee pursuant to Section 4.5.

2.22   Performance Period means a period of time over which performance is measured.

2.23   Performance Unit means the unit of measure determined under this Plan by which is expressed the value of a Performance Unit Award.

2.24   Performance Unit Award means an Award granted under Article VIII.

2.25   Personal Representative means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.

2.26   Plan means the Texas Regional Bancshares, Inc. 2006 Incentive Plan.

2.27   Restricted Performance Stock means Company Stock that is awarded under this Plan subject to Performance Goals.

2.28   Restricted Stock means Company Stock that is awarded under this Plan subject to the terms and conditions provided in Article VI and includes, but is not limited to, Restricted Performance Stock.

2.29   Restricted Stock Award means an Award granted under Article VI.

2.30   Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

2.31   Shareholders mean the shareholders of the Company.

2.32   Subsidiary means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the Company.

2.33   Transferee means a person to whom a Participant has transferred his or her rights to an Award under the Plan in accordance with Section 11.1 and procedures and guidelines adopted by the Company.

ARTICLE III

ADMINISTRATION

3.1   Committee to Administer.   The Plan shall be administered by the Committee.

3.2   Powers of Committee.

(a)    The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. The Committee’s decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b)   Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Employees, Consultants and Advisors who shall receive an Award, the time or times when such Award shall be made, the vesting schedule, if any, for the Award and the type of Award to be granted, the number of shares to be subject to each Option and Restricted Stock Award, and the value of each Performance Unit.

(c)    The Committee shall determine and set forth in an Award Statement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Statement, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate (i) the date on which any Option may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee determines that to do so will be in the best interests of the Company and the Participants in the Plan.

(d)   The Board retains the authority to make Awards to non-Employee Directors, as described in Article VII.

ARTICLE IV

AWARDS

4.1   Awards.   Awards under the Plan shall consist of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock (including Restricted Performance Stock) and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Statement. Any combination of Awards may be granted at one time and on more than one occasion to the same Employee and/or Consultant/Advisor. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards.

4.2   Eligibility for Awards.   An Award may be made to any Employee or Consultant/Advisor selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee and/or Consultant/Advisor, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and such other factors deemed relevant by the Committee. Non-employee Directors are eligible to receive Awards pursuant to Article VII.

4.3   Shares Available Under the Plan.

(a)    The Company Stock to be offered pursuant to Awards under this Plan must be either authorized but unissued shares of Company Stock or Company Stock previously issued and outstanding and reacquired by the Company.

(b)   Subject to adjustment under Section 11.2, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the Aggregate Limit) shall not exceed, in the aggregate, 2,000,000 shares. Any shares of Company Stock subject to Options, and Awards of Restricted Stock and Restricted Performance Stock shall be counted against the Aggregate Limit as one share for every one share subject thereto.

(c)    The Aggregate Limit shall be increased by shares of Company Stock that are subject to an Award which for any reason is cancelled or terminated without having been exercised or paid.

(d)   Awards under this Plan shall also be subject to the following additional limits (each, an “Award Type Limit”):

(i)    The number of shares of Company Stock that may be issued pursuant to the Award of Incentive Stock Options shall not exceed, in the aggregate, 1,000,000 shares of Company Stock; and

(ii)   The number of shares of Company Stock that may be issued pursuant to the Award of Nonstatutory Stock Options shall not exceed, in the aggregate, 1,500,000 shares of Company Stock; and

(iii)  The number of shares of Company Stock that may be issued pursuant to the Award of Restricted Stock under this Plan, which includes Awards of Restricted Performance Stock under this Plan, shall not exceed, in the aggregate, 100,000 shares of Company Stock.

Any shares of Company Stock subject to Options, and Awards of Restricted Stock and Restricted Performance Stock shall be counted against the respective Award Type Limit as one share for every one share subject thereto.

(e)    A specific Award Type Limit shall be increased by shares of Company Stock that are subject to an Award that corresponds to that Award Type Limit which for any reason is cancelled or terminated without having been exercised or paid.

4.4   Limitation on Awards.   The maximum aggregate dollar value of Restricted Stock and Performance Units awarded to any Employee or Consultant/Advisor with respect to a Performance Period or Restriction Period may not exceed $1,000,000  for each fiscal year included in such Performance Period or Restriction Period. The maximum number of shares for which Options may be granted to any Participant in any one fiscal year shall not exceed 1,000,000.

4.5   General Performance Goals.   Prior to the beginning of a Performance Period the Committee will establish in writing Performance Goals for the Company and its various operating units. The goals will be comprised of specified levels of one or more of the following performance criteria as the Committee may deem appropriate, to be measured over an annual period, a quarterly period or on such other basis as the Committee may deem appropriate:

(a)    Basic earnings per share;

(b)   Actual and targeted growth in basic earnings per share;

(c)    Fully diluted earnings per share;

(d)   Actual and targeted growth in fully diluted earnings per share;

(e)    Net income;

(f)    Net income after capital costs;

(g)    Income before taxes;

(h)          Return measures (including, but not limited to, return on assets, return on average assets, risk-adjusted return on capital, or return on average equity);

(i)    Efficiency ratio;

(j)     Full-time equivalency control;

(k)   Stock price (including, but not limited to, stock price threshold or growth measures)

(l)    Total shareholder return;

(m)  Noninterest income compared to net interest income ratio;

(n)   Expense targets;

(o)   Operating efficiency;

(p)   Credit quality measures;

(q)   Customer satisfaction measures;

(r)    Total assets;

(s)    Total equity;

(t)    Asset growth;

(u)   Loan growth;

(v)    Deposit growth:

(w)   Net interest margin;

(x)    Fee income; and

(y)    Operating expense

In addition, for any Awards not intended to meet the requirements of Section 162(m) of the Code, the Committee may establish Performance Goals based on other performance criteria as it deems appropriate. The Committee may disregard or offset the effect of any special charges or gains, or any unusual or extraordinary items, or the cumulative effect of a change in accounting in determining the attainment of Performance Goals. Awards may also be payable when Company performance, as measured by one or more of the above criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee.

4.6   Awards in Lieu of Salary or Bonus.   The Committee may, in its sole discretion, and on such terms and conditions as the Committee may prescribe, give Participants the opportunity to receive Awards in lieu of future salary, bonus or other compensation.

ARTICLE V

STOCK OPTIONS

5.1   Award of Stock Options.   The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award Incentive Stock Options and Nonstatutory Stock Options to any Employee and/or Consultant/Advisor.

5.2   Period of Option.

(a)    An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After the Option vests, and subject to earlier termination as provided in this Plan or the Award Statement or option agreement pursuant to which the Option was granted, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Statement. Subject to Article IX, the duration of each Option shall not be more than ten years from the date of grant.

(b)   Except as otherwise provided in this Plan, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee, Consultant/Advisor, or Director of the Company.

5.3   Award Statement or Agreement.   Each Option shall be evidenced by an Award Statement or an option agreement.

5.4   Option Price, Exercise and Payment.   The Option Price of Company Stock under each Option shall be determined by the Committee but shall be a price not less than 100%  of the Fair Market Value of Company Stock at the date such Option is granted, as determined by the Committee.

Subject to Section 11.2, the Committee may not (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an Option.

Vested Options may be exercised from time to time by giving written notice to the Chief Executive Officer of the Company, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through a cashless exercise procedure involving the transfer to the

Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option.

In the event such Option Price is paid in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid. The Participant may satisfy any minimum amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Company Stock to be delivered for the payment of such taxes.

5.5   Provisions related to Incentive Stock Options.   Each provision of the Plan and each Award Statement relating to an Incentive Stock Option shall be construed so that, provided that applicable holding period and other conditions are met by the Participant or other holder of the Option, the Incentive Stock Option shall be treated for Federal income tax purposes as an incentive stock option as defined in Section 422 of the Code.

5.6   Shareholder Rights and Privileges.   A Participant shall have no rights as a Shareholder with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

ARTICLE VI

RESTRICTED STOCK

6.1   Award of Restricted Stock.   The Committee may make a Restricted Stock Award to any Employee and/or Consultant/Advisor, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2   Restriction Period.   At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a specific Restricted Stock Award, shall not be changed except as permitted by Section 6.3 or Article X.

6.3   Other Terms and Conditions.   Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other rights as a Shareholder of the Company, with the exception that (i) the Participant will not be entitled to delivery of the stock certificate during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Restricted Stock Award to be delivered for the payment of such taxes. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.5.

6.4   Restricted Stock Award Statement or Agreement.   Each Restricted Stock Award shall be evidenced by an Award Statement or an agreement.

6.5   Payment for Restricted Stock.   Restricted Stock Awards as awarded by the Committee may provide that the Participant shall not be required to make any payment for the Company Stock or, in the alternative, that the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash or as otherwise provided in the Award Statement.

ARTICLE VII

AWARDS FOR NON-EMPLOYEE DIRECTORS

7.1   Award to Non-Employee Directors.   The Board will approve the compensation of non-employee Directors and such compensation may consist of Awards under the Plan. Such Awards may take the form of Options, Restricted Stock (including Restricted Performance Stock) and Performance Units. The Board retains the discretionary authority to make Awards to non-employee Directors. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board deems appropriate. The Board may, in its sole discretion, subject to such terms and conditions as the Board may prescribe, give non-employee Directors the opportunity to receive an Award in lieu of future cash compensation or other types of Awards.

7.2   No Right to Continuance as a Director.   None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s Shareholders or (ii) to be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

ARTICLE VIII

AWARD OF PERFORMANCE UNITS

8.1   Award of Performance Units.   The Committee may award Performance Units to any Employee and/or Consultant/Advisor. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

8.2   Performance Period.   At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

8.3   Performance Measures.   Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.5.

8.4   Performance Unit Value.   Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value at the time of the Award of one share of Company Stock.

8.5   Award Criteria.   In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

8.6   Payment.

(a)    Following the end of a Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b)   Payment of Performance Units shall be made in cash or, for Performance Units which are measured using Company Stock, in Company Stock. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

8.7   Performance Unit Award Statement or Agreement.   Each Performance Unit Award shall be evidenced by an Award Statement or agreement.

ARTICLE IX

GENERAL TERMINATION PROVISIONS

9.1   Termination of Employment.   Subject to Article X, and subject to such other or additional termination provisions as may be included in an individual Award Statement or agreement or as approved by the Committee at the time of an Award, the following provisions will govern the ability of a Participant to exercise any outstanding Options, Restricted Stock or Performance Units following the Participant’s termination of employment with the Company unless the Committee determines otherwise with respect to the Award of any individual Option, Restricted Stock, or Performance Unit:

(a)    If the employment of a Participant with the Company is terminated for reasons other than (i) death, (ii) discharge for Cause, or (iii) retirement, such Participant’s outstanding Options may be exercised at any time within three months after such termination, to the extent of the number of shares covered by such Options which were exercisable at the date of such termination; except that an Option shall not be exercisable on any date beyond the expiration date of such Option.

(b)   If the employment of a Participant with the Company is terminated for Cause, any Options of such Participant (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately. Any non-vested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate.

(c)    Should a Participant die prior to the vesting of his or her outstanding Options or Restricted Stock, any installment or installments not then exercisable shall become fully exercisable and vested as of the date of the Participant’s death and the Options may be exercised by the Participant’s Personal Representative at any time within one year after the Participant’s death.

(d)   In the event the Participant’s employment with the Company terminates (except for a termination for Cause which is governed by Section 9.1(b)) prior to the vesting of all Options subject to Awards to the Participant under this Plan, if the Participant has reached normal retirement age of at least age 65 at the date of such termination and, following retirement from the Company, the Participant is not thereafter employed by any employer offering banking and other financial services, any installment or installments not then exercisable shall continue to vest in accordance with the Award Statement or agreement as if the individual had continued to be employed, and may then be exercised for the remaining term as set forth in the individual Award Statement or agreement;

provided, however, as to Incentive Stock Options, any exercise more than three months following termination of employment may cause such Options and the exercise and disposition thereof not to be afforded the favorable tax treatment otherwise provided to incentive stock options under the Code.

(e)    Subject to Article X, a Performance Unit Award shall terminate for all purposes if the Participant does not remain continuously in the employ of the Company at all times during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a Participant holding a Performance Unit ceases to be an employee or Consultant/Advisor of the Company following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate.

ARTICLE X

CHANGE IN CONTROL OF THE COMPANY

10.1   Contrary Provisions.   Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article X shall govern and supersede any inconsistent terms or provisions of the Plan. However, any provision in this Article X may be modified or waived in an individual Award Statement or other agreement pursuant to a specific Award granted under this Plan.

10.2   Definitions.

(a)    Change in Control.   For purposes of the Plan, Change in Control shall mean any of the following events:

(i)    The acquisition in one or more transactions by any Person (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities (the Voting Securities), provided, however, that for purposes of this Section 10.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(ii)   The individuals who are members of the Board as of any specific date (the Incumbent Board), cease within a period of six months, for any reason, to constitute more than fifty percent of the Board; or

(iii)  The consummation of a merger or consolidation involving the Company if the Shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their owner ship of the Voting Securities immediately before such merger or consolidation; or

(iv)  Approval by Shareholders of the Company of a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(v)    Acceptance by Shareholders of the Company of shares in a share exchange if the Shareholders of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the Subject Person) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportionate number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(b)   Cause.   For purposes of this Article X only, with respect to any Participant, (i) Cause shall be defined as set forth in any individual agreement applicable to a Participant, or (ii) in the case of a Participant who does not have an individual agreement that defines Cause, then Cause shall mean the termination of a Participant’s employment by reason of his or her (A) conviction of a felony or (B) engaging in conduct which constitutes willful gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. No act, nor failure to act, on the Participant’s part, shall be considered willful unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company.

10.3   Effect of Change in Control on Certain Awards.

(a)    If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the Acquiror) does not assume the outstanding Options, Restricted Stock, Restricted Performance Stock or Performance Units or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant in exchange for the cancellation and termination of all or any number of the outstanding Options, redemption and repurchase of all or any portion of the Restricted Stock (including Restricted Performance Stock), and cancellation and termination of all or any portion of the Performance Units, in each case to be effective on such date as may be specified or upon the consummation of the Change in Control, with the payments determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards.

(b)   If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Options, Restricted Stock, Restricted Performance Stock or Performance

Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards or such substitutes therefore shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(c)    If (i) the employment of a Participant with the Company is terminated (A) by the Company without Cause (as defined in Section 10.2(b)) or (B) by the Participant for Good Reason (as that term is defined in the Award Statement or other agreement pursuant to which an award is made under this Plan), in either case within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all outstanding Options, Restricted Stock,  Restricted Performance Stock or Performance Units shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained.

(d)   Except as may otherwise be provided in an Award Statement or other agreement pursuant to which an Award is made under this Plan, outstanding Options which vest in accordance with Section 10.3, may be exercised by the Participant in accordance with this Plan and the Participant’s Award Statement; provided, however, that a Participant whose Options become exercisable in accordance with Section 10.3(c) may exercise an Option at any time within three years after such termination, except that an Option shall not be exercisable on any date beyond the expiration date of such Option, provided, that (i) any Participant who is eligible to retire at the date of such termination (or during any period during which such Participant receives severance payments) may exercise his or her Options in accordance with Article IX), (ii) in the event of a Participant’s death after such termination the exercise of Options shall be governed by Article IX, and (iii) as to Incentive Stock Options, any exercise more than three months following termination of employment may cause such options and the exercise and disposition thereof not to be afforded the favorable tax treatment otherwise provided to incentive stock options under the Code.

10.4          Amendment or Termination.   This Article X shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1   Limits as to Transferability.

(a)    Options shall not be transferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. Notwithstanding the previous sentence, the Committee may in its discretion permit the transfer of an Option by the Participant to a trust if, under Section 671 of the Code and applicable state law, the Participant is the sole beneficial owner of such Option while it is held in trust.

(b)   Unless otherwise provided by the Committee, no share of Restricted Stock (including Restricted Performance Stock) or Performance Unit under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution, except that (subject to any limitations or restrictions provided by law, including applicable securities laws) shares of Restricted Stock (including shares of Restricted Performance Stock) shall be transferable following lapse or termination of the restrictions thereon, whether such restrictions lapse or terminate as a result of the passage time, or attainment of the performance goals as described in the Award Statement or other agreement for the Award, or otherwise.

(c)    Any transfer contrary to this Section 11.1 will nullify the Option, Performance Unit, or right to the share of Restricted Stock.

11.2   Adjustments Upon Changes in Stock.   In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan, subject to Article X, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of Performance Periods. Any such adjustments made by the Committee pursuant to this Section 11.2 shall be conclusive and binding for all purposes under the Plan.

11.3   Amendment, Suspension, and Termination of Plan.

(a)    The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without Shareholder approval, (i) except as provided in Section 11.2, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees, consultants and advisors eligible to participate in the Plan, (iv) materially change the method of determining the exercise price of Options; (v) delete or limit the provision in Section 5.4 prohibiting the repricing of Options; or (vi) extend the termination date of the Plan. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

(b)   The Committee may amend or modify any outstanding Options, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid, except that, notwithstanding the foregoing, no amendment, modification or adjustment may be made that would have the effect of repricing such Options, Restricted Stock Awards or Performance Unit Awards or that would otherwise be prohibited under the terms of this Plan, including Section 5.4 prohibiting the repricing of Options.

11.4   Nonuniform Determinations.   The Committee’s determinations under the Plan, including without limitation, (i) the determination of the Employees, Consultants and Advisors to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Award Statements evidencing the same, need not be uniform and may be made by it selectively among Employees, Consultants and Advisors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees, Consultants or Advisors are similarly situated.

11.5   General Restriction.   Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Company Stock subject or related thereto with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and regulations promulgated thereunder, or with the Nasdaq Stock Market, Inc.’s National Market System, or upon any securities exchange or under any other state or federal law (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.6   No Right To Employment.   None of the actions of the Company in establishing the Plan, the action taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Company to retain any person in the employ of the Company, or (ii) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee, consultant, or advisor for any period of time or at any particular rate of compensation.

11.7   Governing Law.   The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Statement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflict of laws.

11.8   Trust Arrangement.   All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company’s general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of all or any portion of the benefits payable under the Plan.

11.9   Indemnification of Board and Committee.   The Company shall provide indemnification of the Board and the Committee in accordance with the Bylaws of the Company, as amended by the Shareholders from time to time.

TEXAS REGIONAL BANCSHARES, INC.	000000 0000000000 0 0000

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

Holder Account Number C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

The undersigned hereby revokes all previous proxies relating to the shares of Class A Voting Common Stock covered hereby and confirms all power and authority that this Proxy may grant (and that said persons named as proxies herein may have) by virtue hereof.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Election of Directors
1. The Board of Directors recommends a vote FOR each of the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 - Morris Atlas	☐	☐	06 - David L. Lane	☐	☐	10 - Glen E. Roney	☐	☐

02 - Robert F. Boggus	☐	☐	07 - Jack H. Mayfield, Jr.	☐	☐	11 - Tudor G. Uhlhorn	☐	☐

03 - Robert R. Farris	☐	☐	08 - Joe Penland, Sr.	☐	☐	12 - Walter Umphrey	☐	☐

04 – Hill A. Feinberg	☐	☐	09 - Joseph E. Reid	☐	☐	13 - Mario Max Yzaguirre	☐	☐

05 - C. Kenneth Landrum, M.D.	☐	☐

Issues
The Board of Directors recommends a vote FOR each of the following proposals.

	For	Against	Abstain
2. Approval of the 2006 Incentive Plan.	☐	☐	☐

3. Ratification of the appointment of KPMG LLP to serve as independent auditors for the year 2006.	☐	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
This proxy must be signed exactly as the names appear hereon. Executor, administrator, trustee, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.	Date (mm/dd/yyyy)
/ /

Proxy - Texas Regional Bancshares, Inc.

This Proxy is Solicited on Behalf of the Board of Directors
For the Annual Meeting of Shareholders to be Held on April 24, 2006

The undersigned hereby appoints Glen E. Roney, Jack H. Mayfield, Jr. and Walter Umphrey, and each of them, as the lawful agents and Proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below and on the reverse side hereof, all the shares of Class A Voting Common Stock of Texas Regional Bancshares, Inc. held of record by the undersigned on March 1, 2006 at the Annual Meeting of Shareholders of Texas Regional Bancshares, Inc. to be held at 615 Wichita, McAllen, Texas on April 24, 2006 at 4:30 p.m., Central Time, or any adjournment or postponement thereof.

By execution, this proxy confers discretionary authority to vote on matters incident to the conduct of the meeting and to elect any person as director if a nominee named on the reverse side is unable to serve or for good cause will not serve. If any other matter should properly come before the meeting, then the persons named as proxies will also have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the Shareholder, the proxy will be voted “FOR” the proposals set forth on the reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet!  Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: www.computershare.com/expressvote

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central

Time, on April 24, 2006.

THANK YOU FOR VOTING